UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 16, 2008

Date of report (Date of earliest event reported)

Valmont Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 16, 2008, Valmont Industries, Inc. (the “Company”) and its wholly-owned subsidiaries Valmont Industries Holland B.V. and Valmont Singapore Pte. Ltd. entered into a credit agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Funding Fronting Lender, Banc of America Securities Asia Limited, as Singapore Loan Agent, Bank of America, N.A. Singapore Branch, as Singapore Borrowing Funding Fronting Lender, and the other lenders party thereto.  U.S. Bank, National Association and Wells Fargo Bank, N.A. acted as Co-Syndication Agents, and Banc of America Securities LLC acted as Sole Lead Arranger and Sole Book Manager.

The Credit Agreement provides for a $280 million committed unsecured revolving credit facility that matures on October 16, 2013.  Under the Credit Agreement, up to $50 million will be available for letters of credit and up to $100 million will be available for borrowings in foreign currencies.  The Company may increase the credit facility by up to an additional $100 million at any time, subject to participating banks increasing the amount of their lending commitments.  The obligations of the Company under the Credit Agreement are guaranteed by its wholly-owned subsidiaries PiRod, Inc., Valmont Coatings, Inc. and Valmont Newmark, Inc., and the obligations of Valmont Industries Holland B.V. and Valmont Singapore Pte. Ltd. under the Credit Agreement are guaranteed by the Company.

The Credit Agreement replaces the credit agreement dated May 4, 2004, as amended, among the Company, The Bank of New York, as Administrative Agent, and the other lenders party thereto (the “Prior Credit Agreement”), which the Company terminated on October 16, 2008.  The Company borrowed $123 million under the Credit Agreement on October 16, 2008 to repay the obligations owing under the Prior Credit Agreement, cash collateralize letters of credit issued under the Prior Credit Agreement, pay fees and expenses related to the Credit Agreement and for general business purposes.  The Prior Credit Agreement provided for a $150 million revolving credit facility and $75 million term loan which were due to mature in May 2009.

Borrowings under the Credit Agreement will bear interest, payable quarterly or, if earlier, at the end of any interest period, at the Company’s option, at either:

(a)                                  LIBOR (based on 1, 2, 3 or 6 month interest periods, as selected by the Company) plus 125 to 200 basis points (inclusive of facility fees), depending on the Company’s ratio of debt to earnings before taxes, interest, depreciation and amortization (EBITDA); or

(b)                                 the higher of

•                  the higher of (i) the prime lending rate and (ii) the Federal Funds rate plus 50 basis points plus, in each case, 25 to 100 basis points (inclusive of facility fees), depending on the Company’s ratio of debt to EBITDA and

•                  LIBOR (based on a 1 week interest period) plus 125 to 200 basis points (inclusive of facility fees), depending on the Company’s ratio of debt to EBITDA.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including, among others, limitations on the Company and its subsidiaries with respect to indebtedness, liens, mergers and acquisitions, dispositions of assets, investments, restricted payments, transactions with affiliates and prepayments of indebtedness.  The Credit Agreement also contains customary financial covenants and events of default (with customary grace periods, as applicable).

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

The information reported under Item 1.01 above is incorporated herein by reference.  The Prior Credit Agreement was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 27, 2004, Amendments 1, 2, 3 and 4 thereto were filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 16, 2005 and Amendment 5 thereto was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, all of which are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 above is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                         Credit Agreement, dated as of October 16, 2008, among the Company, Valmont Industries Holland B.V. and Valmont Singapore Pte. Ltd., as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Funding Fronting Lender, Banc of America Securities Asia Limited, as Singapore Loan Agent, Bank of America, N.A. Singapore Branch, as Singapore Borrowing Funding Fronting Lender, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date: October 21, 2008

	By:	/s/ Terry J. McClain
		Name:	Terry J. McClain
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1

Credit Agreement, dated as of October 16, 2008, among the Company, Valmont Industries Holland B.V. and Valmont Singapore Pte. Ltd., as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Funding Fronting Lender, Banc of America Securities Asia Limited, as Singapore Loan Agent, Bank of America, N.A. Singapore Branch, as Singapore Borrowing Funding Fronting Lender, and the other lenders party thereto.